    As filed with the Securities and Exchange Commission on December 14, 1998

                            Registration No. 333-___


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   AETNA INC.
                  (Exact name of registrant as specified in its
                                    charter)

             Connecticut                                       6719                                   02-0488491
       (state or other junction of                   (Primary Standard Industrial                    (I.R.S. Employer
      incorporation or organization)                  Classification Code Number)                   Identification No.)


                              151 FARMINGTON AVENUE
                               HARTFORD, CT 06156
                                 (860) 273-0123

                    (Address of principal executive offices)
                ------------------------------------------------

                                   AETNA INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                            ------------------------
                              Lucille M. Nickerson
          Vice President, Corporate Governance and Corporate Secretary
                                   Aetna Inc.
                              151 Farmington Avenue
                               Hartford, CT 06156

                     (Name and address of agent for service)


   Telephone number, including area code, of agent for service: (860) 273-0123

                                    Copy to:
                            Judith H. Jones, Counsel
                                   Aetna Inc.
                              151 Farmington Avenue
                               Hartford, CT 06156


                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------------ ------------------------ ----------------------- ------------------------
                                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES               AMOUNT TO BE               OFFERING                AGGREGATE                AMOUNT OF
TO BE REGISTERED (1)             REGISTERED (2)         PRICE PER SHARE (3)      OFFERING PRICE (3)       REGISTRATION FEE
---------------------------- ------------------------ ------------------------ ----------------------- ------------------------
Common Stock (par value
$0.01 per share . . . .         10,000,000 shares              $77.50               $775,000,000               $215,450
---------------------------- ------------------------ ------------------------ ----------------------- ------------------------


(1) This Registration Statement also pertains to Rights to Purchase one one-hundredth of a share of Class B Voting Preferred Stock, Series A, par value $.0l per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Aetna Inc. Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Aetna Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.

(2) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for purposes of calculating the registration fee and are based on the average of high and low prices of the Common Stock on the New York Stock Exchange on December 11, 1998, in accordance with Rule 457 under the Securities Act of 1933, as amended.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Aetna Inc. (the "Company" or the "Registrant") hereby incorporates by reference the following documents:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

                  (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above, including: the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and the Company's current reports on Form 8-K filed March 16, 1998, May 21, 1998, November 24, 1998 and December 10, 1998; and

                  (c) the description of the Company's Common Stock and Share Purchase Rights Plan contained in its Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment to report filed for the purpose of updating those descriptions.

All documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Judith H. Jones rendered an opinion as to the legality of the securities being registered and is presently an employee of the Company and several companies affiliated with the Company, and is eligible to participate in the Plan.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Registrant is a Connecticut corporation. Section 33-771 of the Connecticut General Statutes ("C.G.S.") provides for indemnification of directors and Section 33-776 provides for indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall indemnify their officers, directors, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding). In the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party. The corporation's obligation to provide such indemnification does not apply unless (1) the individual has met the standard of conduct set forth in Section 33-771; and (2) a determination is made (by majority vote of a quorum of the board of directors who were not parties to the proceeding, or if a quorum cannot be obtained, by a committee of the board selected as described in Section 33-775(b)(1); by special legal counsel selected by the board of directors or members thereof as described in Section 33-775(b)(2); or by shareholders) that the individual met the standard set forth in Section 33-771;or (3) the court, upon application by the individual, determines in view of all the circumstances that such person is reasonably entitled to be indemnified. Section 33-772 and Section 33-776(c) provide, respectively, that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding, and that an officer, employee or agent of a corporation who is not a director is entitled to mandatory indemnification under Section 33-772, and may apply to a court under Section 33-774, for indemnification or advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those sections. Also, under Sections 33-773 and 33-776, a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes, as amended. The statute authorizes a corporation to procure indemnification insurance on behalf of an individual who is or was a director, officer, employer or agent of the corporation. Consistent with the statute, Aetna has procured insurance coverage from several carriers for directors and officers of Aetna and its subsidiaries which supplements the indemnification rights provided to those individuals by the C.G.S. Unlike the statute, these policies do not require an after-the-fact determination of good faith in order for the insured director or officer to receive the benefits provided under the policies nor do they require affirmative judicial or corporate action as a prerequisite to the insurance company's duty to defend (and pay for the defense of) the insured director or officer under the policies. Furthermore, the insurance policies will cover directors and officers for any acts not specifically excluded for which the director or officer is not eligible for indemnification under C.G.S. Section 33-771 and 33-776, to the extent such coverage does not violate public policy. As permitted under Connecticut law, Aetna's Certificate of Incorporation limits the personal liability of directors for monetary damages to Aetna and its shareholders for a breach of fiduciary duty as a director to the amount of compensation for serving Aetna as a director during the year of the violation. These provisions do not eliminate the liability of a director if such breach (i) involved a knowing and culpable violation of law by the director, (ii) enabled the director or an associate (as defined) to receive an improper personal gain, (iii) showed a lack of good faith and a conscious disregard for the duty of the director to Aetna under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to Aetna, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to Aetna or (v) created liability under C.G.S.
Section 33-757 (relating to the distribution of assets of Aetna, whether by dividend, purchase or redemption of shares or otherwise, in violation of the Connecticut corporation law).


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.


ITEM 8.           EXHIBITS

                  The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
  No.
-------
4.1 Aetna Inc. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement under the Securities Act of 1933 on Form S-4, Registration No. 333-05791 ("Form S-4")).*

4.2 Aetna Inc. By-Laws (incorporated by reference to Exhibit 3.2 to the Form S-4).*

4.3 Aetna Inc. Rights Plan (incorporated by reference to Exhibit 4.2 to the Form S-4).*

4.4      Aetna Inc. 1998 Stock Incentive Plan

5.1      Opinion of Judith H. Jones, Counsel, Aetna Inc.

15.1     Letter of KPMG Peat Marwick LLP re: Unaudited Interim Financial
         Information.

23.1     Consent of Judith H. Jones, Counsel, Aetna Inc. (included in Exhibit
         5.1 hereto).

23.2     Consent of KPMG Peat Marwick LLP

24.1     Power of Attorney.

--------------
* Incorporated by reference as indicated.

ITEM 9.          UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on the 14th day of December 1998.





                           AETNA INC.




                           By: /s/ Judith H. Jones
                              ---------------------------------------
                              Name:    Judith H. Jones
                              Title:   Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                        TITLE                                              DATE
---------                                        -----                                              ----
/s/  Richard L. Huber*                           Chairman, Chief Executive Officer                  December 14, 1998
-------------------------------------------      (Principal Executive Officer)
Richard L. Huber

/s/  Leonard Abramson*                           Director                                           December 14, 1998
-------------------------------------------
Leonard Abramson

/s/  Betsy Z. Cohen*                             Director                                           December 14, 1998
-------------------------------------------
Betsy Z. Cohen

/s/  William H. Donaldson*                       Director                                           December 14, 1998
-------------------------------------------
William H. Donaldson

/s/  Barbara Hackman Franklin*                   Director                                           December 14, 1998
-------------------------------------------
Barbara Hackman Franklin

/s/  Jerome S. Goodman*                          Director                                           December 14, 1998
-------------------------------------------
Jerome S. Goodman

/s/  Earl G. Graves*                             Director                                           December 14, 1998
-------------------------------------------
Earl G. Graves

/s/  Gerald Greenwald*                           Director                                           December 14, 1998
-------------------------------------------
Gerald Greenwald

/s/  Ellen M. Hancock*                           Director                                           December 14, 1998
-------------------------------------------
Ellen M. Hancock

/s/  Michael H. Jordan*                          Director                                           December 14, 1998
-------------------------------------------
Michael H. Jordan

/s/  Jack D. Kuehler*                            Director                                           December 14, 1998
-------------------------------------------
Jack D. Kuehler

/s/  Frank R. O'Keefe, Jr.*                      Director                                           December 14, 1998
-------------------------------------------
Frank R. O'Keefe, Jr.

/s/  Judith Rodin*                               Director                                           December 14, 1998
-------------------------------------------
Judith Rodin

/s/  Alan J. Weber*                              Vice Chairman for Strategy and Finance             December 14, 1998
-------------------------------------------      (Principal Financial Officer)
Alan J. Weber

/s/  Alan M. Bennett*                            Vice President, Finance and Corporate              December 14, 1998
-------------------------------------------      Controller (Principal Accounting Officer)
Alan M. Bennett


*By:   /s/  Judith H. Jones
      -------------------------------------
      (Judith  H. Jones
      Attorney-in-Fact)

                                INDEX TO EXHIBITS


Exhibit                                                                                                        Sequentially
Number                                                  Exhibit                                                Numbered Page
------                                                  -------                                                -------------

4.1                Aetna Inc.  Amended and Restated Articles of Incorporation (incorporated by                       *
                   reference to Exhibit 3.1 of the Registrant's Securities Act of 1933 Registration
                   on Form S-4 dated, Registration No. 333-05791 ("Form S-4")).

4.2                Aetna Inc. By-Laws (incorporated by reference to Exhibit 3.2 of the Form S-4).                    *

4.3                Aetna Inc. Rights Plan (incorporated by reference to Exhibit 4.2 to the Form S-4).                *

4.4                Aetna Inc. 1998 Stock Incentive Plan

5.1                Opinion of Judith H. Jones, Counsel, Aetna Inc.

15.1               Letter of KPMG Peat Marwick LLP re:  Unaudited Interim Financial Information.

23.1               Consent of Judith H. Jones, Counsel, Aetna Inc. (included in Exhibit 5.1 hereto).

23.2               Consent of KPMG Peat Marwick LLP

24.1               Power of Attorney.


----------------
*  Incorporated by reference.